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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Form 8-K, dated May 24,1996, of Leggett & Platt, Incorporated of our report dated August 23, 1995, on our audit of the consolidated financial statements of Pace Holdings, Inc. and Subsidiary as of June 30, 1995 and 1994 and for the year ended June 30, 1995 and the six months ended June 30, 1994.



                                                /s/ COOPERS & LYBRAND L.L.P.

                                                    COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
May 24, 1996